EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
K-Tron International, Inc.

We have issued our reports dated March 10, 2008 accompanying the consolidated financial statements (which was unqualified and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment, in 2006) and schedule, and on the effectiveness of internal control over financial reporting included in the Annual Report of K-Tron International, Inc. and Subsidiaries on Form 10-K for the year ended December 29, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of K-Tron International, Inc. and Subsidiaries on Forms S-8 (File No. 333-136299, effective August 4, 2006; File No. 333-52523, effective May 13, 1998; File No. 333-26531 effective May 6, 1997; File No. 33-07921, effective February 15, 1991 and File No. 33-39039 effective February 15, 1991).

GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 10, 2008